EXHIBIT 2.14


                                ROYALTY AGREEMENT


      THIS AGREEMENT entered into at Halifax, in the Providence of Nova Scotia, effective the 18th day of September, 1998;

AMONG:
            ITC CANADA LIMITED, a body corporate

            (referred to as "ITC")

            - and -

            GRANT THORNTON LIMITED, receiver and manager of Mentor Networks Inc. and High Performance Group (Canada) Inc.

            (referred to as the "Receiver")

            - and -

            ITC LEARNING CORPORATION, a body corporate

            (referred to as "ITC Learning")

      WHEREAS the Receiver has agreed to sell to ITC certain assets for a sum certain and in addition ITC has agreed to pay certain royalties, when and if earned;

      IN CONSIDERATION of the mutual promises and agreements contained in this agreement, and other good and valuable consideration, the parties agree as follows:

1.    DEFINITIONS

      In this agreement, unless there is something in the subject or context inconsistent with it, the following words shall have the following meaning:

      (a) "Net Receipts" mean all gross receipts actually received by ITC and its affiliates and related entities from all sales, conveyances or grants of licenses of Generic Software or Custom Software which may be produced excluding any and all rebates, commissions, credits, returns, freight and insurance charges, value added taxes, and sales taxes or other similar taxes and duties to the extent these charges are actually paid or credited by ITC.

      (b) "Custom Software" means all software developed as custom courseware by ITC including, but not limited to, entertainment or educational software, interactive or otherwise, for use in networks, computers, optical disk base



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systems such as CD ROM's and in any and all media whether now known or hereafter developed, including semiconductor, magnetic and optical based media.

      (c) "Generic Software" means all of the software formerly owned or developed by mentor Networks Inc. and/or High Performance Group (Canada) Inc. and all software other than Custom Software which is developed by or owned by ITC including, but not limited to, entertainment or educational software, interactive or otherwise, for use in networks, computers, optical disk base systems such as CD ROM's and in any and all media whether now known or hereafter developed, including semiconductor, magnetic and optional based media.

2.    ROYALTY PAYMENTS

      2.1 ITC shall pay to the Receiver a royalty calculated at 3% of 100% of Net Receipts, derived from the exploitation of the Generic Software which may be produced hereunder, provided that such royalty shall not apply with respect to Generic Software which is distributed at no charge for the purposes of promotional demonstrations, including any Generic Software provided to the Province of Nova Scotia by ITC Learning Corporation.

      2.2 ITC shall pay to the Receiver a royalty calculated at 1% of 100% of Net Receipts, derived from the exploitation of the Custom Software which may be produced hereunder, provided that such royalty shall not apply with respect to Custom Software which is distributed at no charge for the purposes of promotional demonstrations.

      2.3 ITC shall calculate the royalty payments for each fiscal year (for the period ended December 31) and shall, within 120 days of each fiscal year end pay the amount so calculated and deliver to the Receiver a calculation certified by the auditor for ITC confirming the amount of the payment.

      2.4 The royalty payments payable by ITC to the Receiver pursuant to sections 2.1 and 2.2 above shall continue until such time as the Receiver receives the sum of $1,600,000.00. In the event that ITC for any reason discontinues operations as a going concern in Nova Scotia, all obligations of ITC hereunder shall forthwith become obligations of ITC Learning Corporation.

3.    BOOKS AND RECORDS

      3.1 ITC shall maintain books of accounts and records of revenues and expenses in connection with the Generic Software and Custom Software and the royalties to which the Receiver shall be entitled to, which books and records pertaining to the Generic software and Custom software shall be available for inspection by the Receiver or anyone on the Receiver's behalf at ITC's local or head office, during normal business hours, upon seven days advance written notice.

4.    ASSIGNMENT

      ITC acknowledges that the Receiver may assign its rights under this agreement to Nova Scotia Business Development Corporation ("NSBDC") and effective the date of any such assignment any security held by NSBDC on the assets of ITC shall secure the obligations of ITC under this agreement.

5.    MISCELLANEOUS

      5.1 HEADINGS. Headings are not to be considered part of this agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the content of the paragraphs.

      5.2 INTERPRETATION. In this agreement, words importing the singular number include the plural and vice versa, words importing the masculine gender include the feminine and neuter genders; and words importing persons include individuals, sole proprietors, corporations, partnerships, trusts and unincorporated associations.

      5.3 APPLICATION LAW. This agreement shall be governed by and construed in accordance with the laws of the Province of Nova Scotia and the laws of Canada in force therein.

      5.4 INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this agreement or any covenant in it shall not affect the validity or enforceability of any other provision or covenant in it and the invalid provision or covenant shall be deemed to be severable.

      IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.

SIGNED, SEALED AND DELIVERED        )     ITC CANADA LIMITED
      IN THE PRESENCE OF:           )
                                    )     PER:   /s/  Wendy G. Berney
                                    )         -----------------------
                                    )
                                    )
/s/  Robert G. Mackeigan            )     PER:  /s/ Phillip Read
------------------------            )         -----------------------
WITNESS:                            )
                                    )
                                    )     GRANT   THORNTON   LIMITED,   AS
                                    )     RECEIVER AND MANAGER OF THE PROPERTY
                                    )     AND ASSETS OF MENTOR NETWORKS INC. AND
                                    )      HIGH PERFORMANCE GROUP (CANADA) INC.
                                    )
                                    )
  /s/  Robert G. Mackeigan          )     PER:  /s/ Ross Landers
--------------------------          )         ---------------------------
WITNESS:                            )
                                    )     ITC LEARNING CORPORATION
                                    )
                                    )     PER:   /s/  Christopher E. Mack
                                    )         ---------------------------
  /s/Christina R. Mexicotte         )
--------------------------          )
                                    )     PER: ___________________________
                                    )
                                    )

                  --------------------------------------------------

                  ITC CANADA LIMITED, A BODY CORPORATE
                  (REFERRED TO AS "ITC")

                  - AND -

                  GRANT THORNTON LIMITED, RECEIVER AND MANAGER OF
                  MENTOR NETWORKS INC. AND HIGH PERFORMANCE GROUP (CANADA) INC. (REFERRED TO AS THE "RECEIVER")

                  - AND -

                  ITC LEARNING CORPORATION, A BODY CORPORATE
                  (REFERRED TO AS "ITC LEARNING")
                  ----------------------------------------------------------

                                             ROYALTY AGREEMENT
                  ----------------------------------------------------------

                  ROBERT G. MACKEIGAN
                  COX HANSON  O'REILLY  MATHESON
                  BARRISTERS AND SOLICITORS
                  SUITE 1100,  PURDY'S WHARF TOWER ONE
                  1959 UPPER WATER STREET
                  PO BOX 2380, STN CENTRAL RPO
                  HALIFAX NS B3J 3E5